Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-234633) and Form S-8 (No. 333-150704, No. 333-181107, No. 333-211324 and No. 333-211323) of Laboratory Corporation of America Holdings of our report dated February 25, 2021, except for the effects of the revision discussed in Note 1 to the consolidated financial statements, as to which the date is February 25, 2022, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
February 25, 2022